SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                              FORM 8-K


                            CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


                             June 23, 1997
                             Date of Report
                    (Date of earliest event reported)


                         FLEMING COMPANIES, INC.
            (Exact name of registrant as specified in its charter)


            Oklahoma                 1-8140                 48-0222760
      (State or other juris-        (Commission             (IRS Employer
      diction of incorporation)      File Number)           Identification)


                    6301 Waterford Boulevard, Box 26647
                      Oklahoma City, Oklahoma   73126
                   (Address of Principal Executive Offices)


                              (405) 840-7200
                         Registrant's telephone number,
                            including area code

Item 5.      Other Events.

          On February 28, 1997, Furr's Supermarkets of Albuquerque, New Mexico ("Furr's"), filed suit against Fleming. Furr's was the company's largest customer in 1996 and Fleming owns a 35% equity interest in the grocery chain. The lawsuit claims that Fleming intentionally overcharged Furr's for products and alleges various causes of action. Prior to filing the lawsuit, Furr's was seeking to exercise the competitiveness clause of its 10-year supply contract with Fleming, which expires in 2001. Fleming has reviewed and rejected Furr's purported competitive bid as not qualifying under the supply contract. Disputes involving the competitiveness clause are currently subject to arbitration. See the company's quarterly report on Form 10-Q for the 16-week period ended April 19, 1997.

          On June 23, 1997, Furr's took steps to seek court approval to amend its complaint against Fleming. The amended complaint will contain allegations of federal RICO violations and other claims seeking damages in excess of $75 million.

          Fleming believes it has substantially complied with its obligations to Furr's in good faith, and Fleming continues to serve Furr's stores. Although Fleming believes Furr's allegations are without merit and will vigorously defend its interests, an unfavorable outcome in the litigation, or the loss of Furr's business for any reason, could have a material adverse effect on Fleming.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FLEMING COMPANIES, INC.


                                      KEVIN J. TWOMEY
                              By:     Kevin J. Twomey
                                      Vice President - Controller


Date: June 24, 1997